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INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in Post-Effective Amendment No. 45 to Registration Statement No. 33-59692 on Form N-1A of our report dated May 21, 2001 appearing in the Rydex Series Funds March 31, 2001 Benchmark Funds Annual Report, and to the references to us under the captions "FINANCIAL HIGHLIGHTS" appearing in the Prospectus and "AUDITORS AND CUSTODIAN" appearing in the Statement of Additional Information, both of which are part of such Registration Statement.



         /s/ DELOITTE & TOUCHE LLP

         Deloitte & Touche LLP
         New York, New York
         February 4, 2002